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                                                                    Exhibit 16.1

December 1, 2008



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 4 of Smoky Market Food, Inc.'s Form 8-K dated December 1, 2008, and we agree with the statements made therein.

Yours truly,


/s/ Jaspers + Hall, PC